UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 3, 2004

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Item 5.     Other Events and Regulation FD Disclosure.

            Two stockholders of Superior Energy Services, Inc. (the "Company"), First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P., have sold of a total of 6,300,000 shares of the Company’s common stock in broker's transactions at a price of $10 per share. Of those shares, 5,000,000 were sold pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and 1,300,000 were sold in a private transaction pursuant to Rule 144 under the Securities Act. Immediately following these transactions, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P. will continue to own approximately 10.5% and 5.3%, respectively, of the Company’s outstanding common stock.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: May 5, 2004